FORM 8-K

            (As last amended in Release No. 33-7505,
             effective January 1, 1999, 63 F.R. 9632)

                  SECURTIES EXCHANGE COMMISSION

                      Washington D.C. 20549



                            FORM 8-K

                         CURRENT REPORT

 Pursuant to Section 13 or 15 (d) of the Securities Exchange Act 1934


     Date of Report (Date of earliest event reported)  OCTOBER 18, 1999

     (Exact name of registrant as specified in it's charter)

             AMERI-CAN RAILWAY SYSTEMS, INCORPORATED

(State or other jurisdiction    (Commission file      (IRS Employer
 of incorporation)               Number)               Identification No.)

NEW HAMPSHIRE                      0-25967              14-1805077

     (Address of principal executive offices)          (Zip code)

     100 WALNUT STREET CHAMPLAIN, NEW YORK               12919



                                 518-298-2042
          Registrant's telephone number, Including area code


                        NO CHANGE SINCE LAST REPORT
     (Former name or former address, if changed since last report.)


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     Item 4.   Changes in  Registrant's certifying Accountants


     Effective October 18, 1999, Ameri-can Railway Systems, Incorporated (the " Registrant") has engaged the accounting firm of BDO Seidman, LLP as independent certified public accountants for the Registrant. Previously, the Registrant had engaged the accounting firm of Feldhammer / Fishman. The Registrant advised the former accountant of its decision to dismiss them on September 23, 1999. The decision to change accountants was approved by the board of directors


     Since inception of the company and any subsequent interim period prior to the dismissal of Feldhammer / Fishman, there were no reports on the financial statements of the Registrant containing any adverse opinion, or disclaimer of opinion, no such reports were qualified or modified as to uncertainty, audit scope, or accounting principles, except for the report on the financial statements for the period from inception to January 31, 1999, which was modified as to a going concern uncertainty. There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of the former auditor, would have caused them to make reference to the subject matter of the disagreement in connection with its report. The company has authorized the former accountant to respond fully to the inquires.


                           SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       (Registrant)
                                   AMERI-CAN RAILWAY SYSTEMS,
                                   INCORPORATED

     Date: October 18, 1999        (Signature)
                                   By:  Sydney A. Harland

                                        Sydney A. Harland
                                        Chairman & CEO.

     Exhibit
     Number 16 Description

               Letter  from Feldhammer / Fishman , the
               Registrant's former independent accountant to
               Ameri-can Railway Systems, Incorporated.

               Letter form Feldhammer / Fishman, sent to the Securities Exchange Commission.